UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100 Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.005 par value per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

We entered into an executive employment agreement, dated April 1, 2021 and effective as of April 16, 2021, with Howard J. Federoff, M.D., Ph.D., with respect to his appointment and service as our Chief Executive Officer and President. The principal terms of the executive employment agreement are described in Item 5.02 below, which description is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, we announced that Howard J. Federoff, Ph.D., had been appointed as our Chief Executive Officer and President, effective April 16, 2021. Dr. Federoff will succeeds Ronald Guido, who was serving as our Interim Chief Executive Officer and will continue as our Chief Development Officer.

On April 6, 2021, we also announced that Dr. Federoff had been elected as a member of the board of directors, with a term commencing on April 16, 2021. His term will continue until our 2021 Annual Meeting of Stockholders.

Executive Employment Agreement with Howard J. Federoff

We entered into an executive employment agreement, dated April 1, 2021 and effective as of April 16, 2021, with Howard J. Federoff with respect to terms of his employment as our Chief Executive Officer and President. The compensatory terms of the executive employment agreement, including equity awards, were approved by the compensation committee of the board of directors, which consists of two disinterested members of the board. Dr. Federoff’s hiring, and his executive employment agreement, were approved by the board.

The executive employment agreement provides for our at-will employment of Dr. Federoff as our Chief Executive Officer and President for a term commencing on April 16, 2021 and continuing until terminated by us or Dr. Federoff.

Under the terms of the executive employment agreement, we will pay Dr. Federoff an annual base salary of $450,000, which amount is subject to annual review by the board or the compensation committee and subject to adjustment to reflect market practices among our peers in the sole discretion of the board or the compensation committee.

Dr. Federoff will be eligible to receive an annual cash bonus award in an amount up to 50% of his base salary upon achievement of reasonable performance targets set by the board or the compensation committee, each in its sole discretion. The bonus will be determined by the board or the compensation committee and paid annually in March in the year following the performance year on which such bonus is based.

In accordance with the terms of the executive employment agreement, we will grant to Dr. Federoff, effective as of April 16, 2021, equity awards consisting of:

●	a time-based nonqualified stock option covering 2,627,915 shares of common stock, eligible to vest over four years, which we refer to as the Time-Based Option; and

●
a performance-based stock option grant covering 597,253 shares of common stock, eligible to vest upon the occurrence of the first approval (clearance) by the Food and Drug Administration of an investigational new drug application in connection with our license with Factor Biosciences Therapeutics Limited and Novellus Therapeutics Limited, which we refer to as the Milestone Option.

In each case, vesting generally requires Dr. Federoff’s continued employment through the relevant vesting date. Consistent with the employment inducement grant rules set forth in Section 711(a) of the NYSE American LLC Company Guide, the equity award to Dr. Federoff was made as an inducement material to his entering into employment with us and was approved by the compensation committee without need for stockholder approval.

If Dr. Federoff’s employment is terminated by us without Cause or by Dr. Federoff for Good Reason (each such capitalized term as defined in the executive employment agreement), the portion of the Time-Based Option that would have vested during the twelve months following the date of termination will vest, and we will be required to pay to Dr. Federoff an amount equal to twelve months of his base salary and a pro rata bonus amount, each with respect to the year in which the termination occurs. Dr. Federoff will also receive an extension of the post-termination exercise period of the Time‑Based Option and Milestone Option of up to eighteen months. If the termination occurs prior to April 16, 2024, Dr. Federoff will receive accelerated vesting of the Milestone Option equal to one-thirty-sixth of the shares subject to such option multiplied by the number of full months between April 16, 2021 and the date of such termination. Notwithstanding the foregoing, if a termination without Cause or for Good Reason occurs within three months before or twelve months after a Change in Control (as defined in the executive employment agreement), Dr. Federoff would become entitled to vesting in full of his equity awards based on assumptions set forth in the executive employment agreement. Any such severance benefits under the executive employment agreement are contingent on Dr. Federoff entering into and not revoking a general release of claims in favor of our company.

The executive employment agreement provides for (a) reimbursement of reasonable business expenses, (b) participation in our benefit plans and (c) thirty paid vacation days per year.

The executive employment agreement contains customary covenants related to non-competition and non-solicitation for one year following termination of employment, as well as customary covenants related to confidentiality, inventions and intellectual property rights.

The foregoing description of Dr. Federoff’s executive employment agreement with us does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is included as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Background of Howard J. Federoff

Howard J. Federoff, M.D., Ph.D., has served at Aspen Neuroscience, Inc., a biotechnology company developing an autologous neuron replacement program for Parkinson’s disease, as Senior Adviser from January 2021 to April 2021 and as Chief Executive Officer from August 2019 to December 2020. He has been a Professor of Neurology at the University of California, Irvine, School of Medicine from 2015 to April 2021. Dr. Federoff served as Vice Chancellor for Health Affairs and Chief Executive Officer of the UC Irvine Health System from January 2016 to February 2018 and as Vice Chancellor for Health Affairs and Interim Chief Executive Officer of the UC Irvine Health System and Dean of the University of California, Irvine, School of Medicine from June 2015 to January 2016. From 2007 to 2015 he was Executive Vice President for Health Sciences and Executive Dean of the School of Medicine at Georgetown University. Dr. Federoff has chaired the Recombinant DNA Advisory Committee of the National Institute of Health, the National Heart, Lung, and Blood Institute Gene Therapy Group, and the Board of the Association of Academic Health Centers. He is an elected Fellow of the American Association for the Advancement of Science and the National Academy of Inventors. Dr. Federoff received a Ph.D. in Biochemistry and an M.D. from the Albert Einstein College of Medicine of Yeshiva University. He is 68 years old.

Resignations of Nicholas J. Singer and George P. Denny III

As we have previously described (including in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2021), the board of directors, in connection with its search for our permanent chief executive officer, has been seeking to identify one or more independent directors whose skills and experience would complement and diversify those of existing directors. As we also described, we expect that the size of the board will remain at five directors and that any newly elected directors would succeed, rather than supplement, the current board membership.

In connection with the board’s appointment and election of Howard J. Federoff as Chief Executive Officer, President and a director effective April 16, 2021, Nicholas J. Singer has notified the board of his intention to resign as a director effective April 16, 2021, when Dr. Federoff joins the board. In addition, George P. Denny III has notified the board of his intention to resign as a director effective in connection with the board’s identification and election of an additional new director.

Neither the resignation of Mr. Singer nor the resignation of Mr. Denny was the result of any disagreement relating to our operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On April 6, 2021, we issued a press release entitled “Howard J. Federoff, MD, PhD Appointed Chief Executive Officer of Brooklyn ImmunoTherapeutics, Inc.,” a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description
10.1+*	Executive Employment Agreement, dated as of April 1, 2021 and effective as of April 16, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Howard J. Federoff.
99.1	Press release of Brooklyn ImmunoTherapeutics, Inc. dated April 6, 2021.
+	Indicates management contract or compensatory plan.
*
Certain addenda have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted addenda upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934 for the addenda so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

	By:	/s/ Ronald Guido
Ronald Guido
Interim Chief Executive Officer and
Chief Development Officer
Dated: April 7, 2021